Exhibit 10.7

GE  Resolution Holdings BV/Second Deed of Pledge of Shares
CMS/MWG/50088-00043
99119280

SECOND DEED OF PLEDGE OF SHARES

(Resolution Holdings B.V.)

This twenty-fourth day of January two thousand and five appeared before me, Christiaan Maria Stokkermans, civil law notary in Amsterdam, the Netherlands:

1.                             Mr. Martijn Jan Olivier Moerdijk, living at Margriete van Clevelaan 12, 1181 BC Amstelveen, the Netherlands, born in Helmond, the Netherlands, on the third day of June nineteen hundred and seventy, identified by his driving licence with number 3185383443, in this respect acting as attorney-in-fact of:

(a)                                  Resolution Performance Products LLC, a limited liability company organised and existing under the laws of the State of Delaware, United States of America, having its registered office at Corporation Services Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware (DE) 19808, United States of America, and its corporate office at 1600 Smith Street, 24th floor, Houston, Texas, United States of America, registered with the Office of the Secretary of State of the State of Delaware, United States of America, under number 3040880 (RPP USA or the Pledgor); and

(b)                                 Resolution Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat at The Hague, the Netherlands, and its office address at 3196 KK Vondelingenplaat, Rotterdam, the Netherlands, Vondelingenweg 601, and registered with the Dutch Commercial Register under number 27182096 (Resolution Holdings or the Company);

2.                             Mr. Machiel Wouter Galjaart, with office address at Apollolaan 15, 1077 AB Amsterdam, the Netherlands, born in Ermelo, the Netherlands, on the eighth day of September nineteen hundred and seventy-two, in this respect acting as attorney-in-fact of:

General Electric Capital Corporation, a company organised and existing under the laws of the State of Delaware, United States of America, having its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, United States of America, and an office at 335 Madison Avenue, 12th floor, New York, New York 10017, United States of America, registered with the Office of the Secretary of State of the State of Delaware, United States of America, under tax identification number 13-1500700 (the Collateral Agent).

The aforementioned proxies from the Pledgor and from the Company appear from two written powers of attorney attached to a First Deed of Pledge of Shares, executed before me, civil law notary, on the date hereof. The aforementioned proxy from the Collateral Agent appears from one written power of attorney attached to this deed (Annex).

The persons appearing declared the following:

WHEREAS:

A.                         Resolution Performance Products Inc. (Holdings), RPP USA, RPP Capital Corporation (US Finance Corp. and, together with RPP USA, the Original US Borrowers and each, an Original US Borrower), Resolution Europe B.V. (formerly known as Resolution Nederland B.V.), as Original Dutch Borrower, in such capacity, the Original Dutch Borrower), the lenders from time to time party thereto (the Original Lenders), Salomon Smith Barney Inc., as Syndication Agent, JPMorgan Chase Bank (formerly known as Morgan Guaranty Trust Company of New York), as Documentation Agent, and Morgan Stanley Senior Funding, Inc., as Lead Arranger, sole Book Manager and Administrative Agent (in such capacity, the Original Agent) and Morgan Stanley & Co., Incorporated (the Original Collateral Agent) entered into a Credit Agreement, dated as of the fourteenth day of November two thousand (as amended, modified or supplemented through, but not including, the date hereof, the Original Bank Credit Agreement) providing for the making of Loans (as defined in the Original Bank Credit Agreement) to the Original US Borrowers and the Original Dutch Borrower and the issuance of, and participation in, Letters of Credit (as defined in the Original Bank Credit Agreement) for the account of the Original US Borrowers as contemplated therein (the Original Lenders, the Original Agent, each Letter of Credit Issuer (as defined in the Original Bank Credit Agreement) thereunder, and the Original Collateral Agent are herein called the Original US Bank Lender Creditors).

B.                           The Original US Borrowers and Deutsche Bank Trust Company Americas, in its capacity as Senior Secured Notes Trustee (as defined in the US Security Agreement (as defined below)) (in such capacity, the Senior Secured Notes Trustee) entered into an Indenture dated as of the ninth day of April two thousand three, providing for the issuance by the Original US Borrowers of their nine and a half per cent (9½%) Senior Second Secured Notes due the fifteenth day of April two thousand ten (the Senior Secured Notes) to holders thereof from time to time (the Senior Secured Noteholders and together with the Senior Secured Trustee, the Second Lien Creditors) (as the same may be amended, modified, varied, supplemented, novated or restated from time to time (including, any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder) all or any portion of the debt under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of noteholders), hereinafter the Senior Secured Note Indenture and together with the Senior Secured Notes, the Note Documents).

C.                           Pursuant to the Fourth Amendment to the Original Bank Credit Agreement, dated as of the first day of April two thousand three, the Lender Creditors have authorized the Original Collateral Agent, inter alia, to accept security for the obligations of the Original US Borrowers in respect of the Senior Secured Notes Documents.

D.                          Pursuant to an Assignment Agreement, on or about the twenty-fourth day of January two thousand and five,  the Original Collateral Agent assigned, or will assign, inter alia, any and all of its present and future rights arising from or in connection with Article 5 (the Parallel Obligation) as contemplated by the Existing Second Shares Pledge (as defined below) and any and all of its rights against the Senior Secured Notes Trustee pursuant to Article 9.7 and 9.8 of the Existing Second Shares Pledge to the Collateral Agent.

E.                            RPP USA and the Company, among other parties, entered into the Existing First Shares Pledge (as defined below) and the Existing Second Shares Pledge (as defined below), pursuant to which RPP USA created rights of pledge on inter alia certain shares in the Company in favour of the Original Collateral Agent, which rights of pledge will be terminated pursuant to a Notice of Termination, effective as of or about the date of occurrence of the Second Restatement Effective Date (as defined in the US Security Agreement).

F.                            The parties hereto entered into the New First Shares Pledge (as defined below) pursuant to which RPP USA created rights of pledge on the Shares (as defined below) in favour of the Collateral Agent.

G.                           RPP USA and the other Assignors (as defined therein) and the Collateral Agent entered into the Second Amended and Restated US Security Agreement, on or about the twenty-fourth day of January two thousand and five (as further amended, modified or supplemented from time to time, the US Security Agreement).

H.                          The parties to the Senior Secured Note Indenture have agreed that a junior ranking (lager in rang) security interest on the Shares (as defined below) was to be granted to the Original Collateral Agent as security for the obligations under the Senior Secured Note Indenture and the Senior Secured Notes.

I.                               The parties hereto intend to create a right of pledge which shall at no time trigger any filing requirements under Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (as defined in Article 1 hereof), as such Rules may be amended or replaced from time to time.

J.                              RPP USA is holder of four hundred (400) ordinary shares, with a nominal value of one thousand Netherlands Guilder (NLG 1,000) each, numbered 1 up to and including 400, in the share capital of Resolution Holdings.

K.                          The Articles of Association of the Company permit the creation of a pledge on the Shares of the Company.

L.                            The Articles of Association of the Company do not explicitly permit a transfer of voting rights to a pledgee of shares in its capital, but pursuant to Article 2:198 NCC transfer of voting rights is possible if so provided on the establishment of the pledge and if the establishment of the pledge is approved by the general meeting of shareholders.

M.                       The Pledgor as sole shareholder of the Company has resolved to give approval for the vesting of this pledge, including the legally required approval for the transfer of voting rights. The adoption of such resolutions is evidenced by a copy of the aforementioned shareholders resolution, attached to this Deed (Annex).

The persons appearing, acting in said capacities, declared that in consideration of the premises contained herein, the parties hereto agree as follows:

1.         Definitions

1.1                       In this Deed, any term defined in the recitals hereto shall have the meaning as defined in the recitals hereto, unless otherwise defined hereunder, and the following terms shall have the following meaning:

Deed means this deed of pledge of shares, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

Event of Default means an Event of Default as defined in the US Security Agreement under clause (ii) of such definition only.

Existing First Shares Pledge means the deed of pledge of shares executed on the twenty-second day of December two thousand and three before Mr. B.Th. Dérogée, civil law notary in Rotterdam, the Netherlands, by virtue of which deed inter alia first priority rights of pledge were established on certain shares in the capital of Resolution Holdings, Resolution Europe and Resolution Research by RPP USA and Resolution Holdings in favour of the Original Collateral Agent.

Existing Second Shares Pledge means the deed of pledge of shares executed on the twenty-second day of December two thousand before Mr. B.Th. Dérogée, civil law notary in Rotterdam, the Netherlands, as rectified by deed of rectification executed on the twelfth day of January two thousand and four before Mr. Dérogée aforementioned, by virtue of which deed a right of pledge was established on certain shares in the capital of Resolution Holdings by RPP USA in favour of the Original Collateral Agent, ranking junior (lager in rang) only to the first priority rights of pledge on certain shares in the capital of Resolution Holdings established by virtue of the Existing First Shares Pledge.

Existing Shares Pledges means the Existing First Shares Pledge and the Existing Second Shares Pledge, collectively.

Future Shares means any and all shares in the capital of Resolution Holdings that RPP USA shall acquire after the date of this Deed, which shares together with the Present Shares represent sixty-five per cent 65% (or such number that most closely approaches sixty-five per cent (65%) without exceeding it) of the total issued shares in the share capital of Resolution Holdings and which shares shall, for identification purposes, each time be the shares with the lowest share numbering of all shares comprised in the relevant acquisition.

NCC means the Netherlands Civil Code (Burgerlijk Wetboek).

New First Shares Pledge means the deed of pledge of shares executed on the date hereof before Mr. Chr.M. Stokkermans, civil law notary in Amsterdam, the Netherlands, by virtue of which deed inter alia a right of pledge was established on the Shares in favour of the Collateral Agent, ranking junior (lager in rang) only to the rights of pledge established by virtue of the Existing Shares Pledges.

Obligations means any and all obligations of the Original US Borrowers for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all monetary obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)), whether now existing or hereafter incurred, whether actual, contingent or unliquidated or owed jointly or severally (or in any capacity whatsoever) to the Collateral Agent in its capacity as creditor under the Note Documents and as a creditor of the Parallel Obligation and including without limitation all US Obligations of the Pledgor to the Collateral Agent under, arising out of, or in connection with the Note Documents,  whether outstanding on the date of this Deed or from time to time after the date of this Deed, including the payment obligations under this Deed in respect of any costs relating to the foreclosure (kosten van executie) but limited at all times to an amount equal to nineteen point ninety-nine per cent (19.99%) of the aggregate outstanding principal amount of the Senior Secured Notes outstanding from time to time, provided however, that in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified, or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulations is adopted which would require) the filing with the SEC of separate financial statements of any

Subsidiary of RPP USA (including, without limitation, the Company) due to the fact that such Subsidiary’s capital stock or other securities secure the Senior Secured Notes, then the Obligations shall be limited to the extent necessary not to be subjected to such requirement.

Noteholders’ Portion means at the relevant time those shares with the lowest numbering of the Present Shares together with any Future Shares, if any, of which the aggregate principal amount, par value, book value as carried by RPP USA or the market value as determined by RPP USA’s board of directors, whichever is the greatest, as such terms are interpreted by the SEC under Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act that equal nineteen point ninety-nine per cent (19.99%) (or such number as most closely approaches nineteen point ninety-nine per cent (19.99%) without exceeding it) of the aggregate outstanding principal amount of the Senior Secured Notes outstanding at such time.

Parallel Obligation has the meaning provided in Article 5 of the Existing First Shares Pledge.

Present Shares means sixty-five per cent (65%) of the Total Shares, being two hundred and sixty (260) shares, numbered 1 up to and including 260.

Right of Pledge means the right of pledge created by this Deed.

SEC means the Securities and Exchange Commission of the United States of America.

Securities Act means the Securities Act of 1933 of the United States of America, as amended.

Shares means the Present Shares and the Future Shares.

Total Shares means four hundred (400) ordinary shares, with a nominal value of one thousand Netherlands Guilder (NLG 1,000) each, numbered 1 up to and including 400, in the share capital of Resolution Holdings.

1.2                       (a)        Unless otherwise defined herein all capitalized terms used herein and defined in the US Security Agreement shall be used herein as defined therein.

(b)                       References to Articles are to be construed as references to Articles of this Deed.

(c)                        Words importing the singular shall include the plural and vice versa and persons shall include bodies corporate and other legal entities and vice versa.

(d)                       Headings are for convenience only and shall not affect the construction hereof.

(e)                        References to any party or other person shall be deemed to be references to or to include, as appropriate, their respective successors and permitted transferees and assigns.

(f)                          References to the Note Documents shall be deemed to include references to such documents as they may be amended (including any amendment and restatement), modified, novated, supplemented or restated from time to time (including, any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder) all or any portion of the debt under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders), and references to the Obligations shall be deemed to include any and all monetary obligations, liabilities and indebtedness which the US Borrowers may have under or in connection therewith as the same may be so amended, modified, novated, supplemented or restated from time to time.

2.         Creation of Pledge on Shares

2.1                       As security for the payment of the Obligations, the Pledgor hereby agrees to pledge and hereby so pledges (verpandt) the Present Shares to the Collateral Agent and agrees to pledge and hereby so pledges in advance (bij voorbaat) the Future Shares to the Collateral Agent. The Collateral Agent hereby agrees to accept and hereby so accepts these rights of pledge.

2.2        The parties hereto intend to create a right of pledge on the Shares that shall rank junior (lager in rang) only to the rights of pledge created by the New Shares Pledge and the Existing Shares Pledges; provided, however, that upon the release and/or termination of the rights of pledge created by the Existing Shares Pledges, the right of pledge created by this Deed shall become second ranking (tweede in rang).

2.3        The parties hereto agree that enforcement of the Right of Pledge shall be subject to the limitations on enforcement as provided for in Article 4.5 hereof.

3.         Further assurances

The Pledgor and the Company shall, if and when reasonably required by the Collateral Agent, execute such further rights of pledge and assurances in favour of the Collateral Agent, and do all such acts and things as the Collateral Agent shall from time to time reasonably require over or in relation to all or any of the Shares to secure the payment of the Obligations or to perfect or protect the security of the Collateral Agent, as the case may be, created or purported to be created hereby over the Shares or any part thereof or to facilitate the realisation of the same but so that the terms of such further rights of pledge and assurances shall be no more onerous than the terms of this Deed.

4.         Representations and warranties and covenants

4.1                       The Pledgor represents, warrants and covenants to the Collateral Agent that:

(i)                           it is the legal and beneficial owner of, and has legal title to the Present Shares and the Present Shares have not been encumbered by any limited right (beperkt recht) other than the liens and security interests created by the New Shares Pledge and the Existing Shares Pledges

and this Deed, nor has an attachment (beslag) been levied on any of the Total Shares;

(ii)                        it has full power, authority (beschikkingsbevoegdheid) and legal right to pledge all the Present Shares and it will have full power, authority (beschikkingsbevoegdheid) and legal right to pledge all Future Shares;

(iii)                     no depositary receipts have been issued for the Total Shares;

(iv)                    the Total Shares represent the entire issued and outstanding share capital of Resolution Holdings;

(v)                       this Deed (a) has been duly authorized, executed and delivered by the Pledgor and (b) constitutes the legal, valid and binding obligations of the Pledgor, enforceable against the Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and (c) creates a valid right of pledge (pandrecht) with respect to the Shares, ranking junior (lager in rang) only to the rights of pledge created by the new Shares Pledge and the Existing Shares Pledges; provided, however, that upon the release and/or termination of the rights of pledge created by the Existing Shares Pledges, the right of pledge created by this Deed shall become second ranking (tweede in rang);

(vi)                    except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of the Pledgor or any of its subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with (a) the execution, delivery or performance of this Deed, (b) the validity or enforceability of this Deed, (c) the perfection or enforceability of the security interest in the Shares as created pursuant to this Deed or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Collateral Agent of any of its rights or remedies provided herein;

(vii)                 after the release and/or termination of the rights of pledge created by the Existing Shares Pledges, the execution, delivery and performance of this Deed will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the articles of association of the Pledgor or of the Company, or of any securities issued by the Pledgor or any of its subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which the Pledgor or any of its subsidiaries is a party or which purports to be binding upon the Pledgor or any of its subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Pledgor or any of its subsidiaries except as contemplated by this Deed;

(viii)              all of the Total Shares have been duly and validly issued and acquired, are fully paid and subject to no options to purchase or similar rights.

4.2                       The Pledgor covenants and agrees that it will defend the Collateral Agent’s right, title and security interest in and to the Shares and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will likewise defend the right thereto and security interest therein of the Collateral Agent.

4.3                       The Pledgor and the Company covenant and agree that they will not (without the prior written consent of the Collateral Agent, which consent will not be unreasonably withheld) co-operate to issue any depositary receipts in relation to the Shares.

4.4                       The Pledgor covenants and agrees that it will not (without the prior written consent of the Collateral Agent, which consent will not be unreasonably withheld) cause or permit to be issued any new shares in the capital of the Company, other than to the Pledgor.

4.5                       The Collateral Agent covenants that it will at no time enforce the Right of Pledge for more than the Noteholders’ Portion. The Collateral Agent further covenants that, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified, or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulations is adopted which would require) the filing with the SEC of separate financial statements of any Subsidiary of RPP USA (including, without limitation, the Company) due to the fact that such Subsidiary’s capital stock or other securities secure the Senior Secured Notes, then the Collateral Agent, will not enforce the Right of Pledge for any Shares as would be necessary to not be subjected to such requirement.

5.         Voting Rights

5.1        The Pledgor and the Collateral Agent hereby stipulate (within the meaning of Article 2:198(3) NCC) that the voting rights and all other consensual rights attaching to the Shares are vested in (toekomen aan) the Collateral Agent subject to the fulfilment of each of the following conditions precedent (opschortende voorwaarden): (i) an Event of Default has occurred, (ii) the Collateral Agent has given notice to the Company and the Pledgor that it wishes to exercise such rights, and (iii) the rights of pledge created on the

Shares under the New First Shares Pledge have terminated. Upon receipt of such notification by the Company, and provided that the right of pledge on the Shares created under the New First Shares Pledge have terminated, the Collateral Agent shall be entitled to exercise the voting rights attached to the Shares and shall be entitled to exercise all rights to give consents and waivers with respect to the Shares, and the Pledgor shall no longer be entitled to exercise the voting rights or such other rights. As long as the Collateral Agent does not hold the voting rights with respect to the Shares, it shall not have the rights of holders of depositary receipts, issued with the co-operation of a company. It is understood that when the Collateral Agent will hold the voting rights with respect to the Shares, both the Pledgor and the Collateral Agent shall have the rights of holders of depositary receipts, issued with the co-operation of the of a company, by operation of law. To the extent possible under Netherlands law, the Pledgor waives these rights of holders of depositary receipts in advance and the Collateral Agent accepts this waiver.

5.2        The Collateral Agent may, if it deems it necessary to ensure that a transfer of voting rights attaching to the Shares is effective, require the Pledgor to adopt a shareholders resolution to approve the transfer of the voting rights attached to the Shares (under the conditions precedent specified in Article 5.1).

5.3                       No vote shall be cast or any consent, waiver or rectification given or any action taken or omitted to be taken by the Pledgor, which would violate or be inconsistent with any of the terms of this Deed, the US Security Agreement or any other Loan Document or Note Document, or which would have the effect of impairing the value of the Shares or any part thereof in any material respect or the position or interests of the Collateral Agent in the Shares in any material respect.

6.         Distributions on the Shares

Upon termination of the rights of pledge created under the New First Shares Pledge, the Collateral Agent shall be entitled to receive and retain all cash dividends paid in respect of the Shares as well as all other payments on the Shares, provided, however, that the Collateral Agent hereby grants permission (toestemming) to the Pledgor within the meaning of Article 3:246(4) NCC to exercise these rights. The Pledgor shall be so entitled, and the permission is granted only as long as no Event of Default has occurred and is continuing and as long as the Collateral Agent has not notified the Company and the Pledgor in writing that this permission is no longer granted.

7.         Immediate foreclosure

7.1                       If an Event of Default shall have occurred and be continuing and there is a default (verzuim) in the performance of any of the Obligations, and the right of pledge on the Shares created under the New First Shares Pledge has terminated, the Collateral Agent shall be empowered without notice or other demand, acting upon the instructions of the Required Secured Creditors (as defined in the US Security Agreement, under clause (iii) of such definition only for purposes of this Deed), to cause all or a part of the Shares to be sold in accordance with the provisions of the Articles of Association of the Company and the laws of the Netherlands, provided that the Articles 3:234 and 3:249 and 3:252 NCC shall not apply.

7.2                       The Pledgor hereby waives its right pursuant to Article 3:251 (1) NCC, which waiver is hereby accepted by the Collateral Agent. To the extent this pledge constitutes a third party security right as referred to in the last sentence of Article 3:231(1) of the NCC, the Pledgor hereby waives the right to invoke Article 3:233(2), Article 3:234 and Article 6:139 of the NCC, which waiver is hereby accepted by the Collateral Agent.

7.3                       The Collateral Agent is irrevocably authorised (without obligation) by each Pledgor to, in the event of a sale as referred to in paragraph 1 of this Article 7, offer the Shares for sale in the manner prescribed by the Company’s Articles of Association or to seek the approval of the corporate body designated under the Company’s Articles of Association as empowered to approve all proposed transfers of shares, as the case may be, and to exercise any of the Pledgor’s rights in connection with the sale and transfer of the Shares as provided in Article 2:198 (5) NCC.

7.4                       To the extent permitted by applicable law, the Pledgor as the sole shareholder of the Company hereby waives its rights of first refusal, if any, in relation to the sale of the Shares referred to in this Article 7, which waiver is hereby accepted by the Collateral Agent.

7.5                       If an Event of Default shall have occurred and be continuing, then, and in every such case, the Pledgor and the Company shall render such assistance and provide such information free of charge as the Collateral Agent may reasonably deem necessary in connection with the exercise by the Collateral Agent (acting at the direction of the Required Secured Creditors (as defined in the US Security Agreement, under clause (iii) of such definition only for purposes of this Deed), of its rights, powers or remedies provided for in this Deed.

7.6                       To the extent permitted by applicable law, the Collateral Agent (acting at the direction of the Required Secured Creditors (as defined in the US Security Agreement, under clause (iii) of such definition only for purposes of this Deed), shall apply the proceeds of the sold Shares in the manner provided in Section 9.4, excluding paragraphs (iv) and (v) thereof, of the US Security Agreement.

7.7                       The Collateral Agent and the Second Lien Creditors shall not be liable to the Pledgor for any damages caused by the sale of the Shares pursuant to this Article 7.

7.8        The Senior Secured Notes Trustee has expressly acknowledged and agreed in Article 9.7 of the Existing Second Shares Pledge that, pursuant to Section 9.1 of the US Security Agreement, this Deed may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Required Secured Creditors, and that the Senior Secured Notes Trustee shall not have any right individually to seek to enforce or to enforce this Deed or to realize upon the security granted hereby.

7.9        The Senior Secured Notes Trustee has acknowledged and agreed in Article 9.8 of the Existing Second Shares Pledge that the obligations of the Collateral Agent as holder of the junior ranking (lager in rang) right of pledge with respect to the Shares and with respect to the disposition thereof, and otherwise under such deed, are only those expressly set forth in such deed and as provided in Annex N to the US Security Agreement.

8.         Subrogation claims

8.1                       Until such time as all Obligations have been irrevocably paid, and the Termination Date (as defined in the US Security Agreement) has occurred, the Pledgor hereby waives (to the fullest extent permitted by applicable law) all, and agrees not to exercise any, contractual, statutory or common law rights of reimbursement, contribution or indemnity from the relevant US Borrowers which it may at any time otherwise have as a result of this Deed.

8.2        After all Obligations have been irrevocably paid in full, and the Termination Date (as defined in the US Security Agreement) has occurred, if its Shares have been sold hereunder (and it has not been reimbursed) the Pledgor shall be entitled to exercise its rights pursuant to it being subrogated to the claims of the Second Lien Creditors (with respect to any of the Obligations) against the relevant US Borrowers. Except as expressly provided in the immediately preceding sentence, the Pledgor waives (to the fullest extent permitted by applicable law) all, and agrees not to exercise any, rights of subrogation which it may at any time otherwise have as a result of this Deed (whether contractual, by law or otherwise) to the claims of the Second Lien Creditors against the relevant US Borrowers. The Pledgor hereby further waives (to the fullest extent permitted by applicable law), and further agrees not to exercise, any right to enforce any other remedy which the Second Lien Creditors now have or may hereafter have against the US Borrowers or any endorser of all or any part of the Obligations and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Second Lien Creditors to secure payment of any of the Obligations.

9.         Currencies

9.1                       All moneys received or held by the Collateral Agent under this Deed on or after the date on which an Event of Default has occurred and is continuing in a currency other than a currency in which the Obligations is denominated may from time to time be sold for the currency in which the Obligations is denominated as the Collateral Agent reasonably considers necessary or desirable and the Pledgor shall be liable to the Collateral Agent for the full cost (including all costs, charges and expenses) properly incurred in relation to such sale. The Collateral Agent and the Second Lien Creditors shall not have any liability to the Pledgor in respect of any loss resulting from any fluctuation in exchange rates before or after any such sale.

9.2                       No payment to the Collateral Agent or the Second Lien Creditors (whether under any judgement or court order or otherwise) shall discharge the obligation or liability of the Pledgor in respect of which it was made unless and until the Collateral Agent or the Second Lien Creditors shall have received payment in full in the currency in which such obligation or liability was incurred. To the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the Collateral Agent or the Second Lien Creditors, as the case may be, shall have a further separate cause of action against the Pledgor to recover such shortfall and shall be entitled to enforce the security hereby created to recover the amount of the shortfall.

10.       Unfettered discretion

Save as otherwise provided in this Deed or the US Security Agreement any liability or power which may be exercised or any determination which may be made under this Deed by the Collateral Agent may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefore.

11.       Notices

All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, fax, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, faxed, or cabled or sent by overnight courier, be effective when delivered to the Person to whom such notice or communication is addressed, except that notices and communications to the Collateral Agent or to the Pledgor shall not be effective until received by the Collateral Agent or the Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as provided for under Article 12.1 of the US Security Agreement.

12.       Irrevocable power of attorney

12.1      The Pledgor hereby grants to the Collateral Agent an irrevocable and non-exclusive power of attorney (without obligation), with the right of substitution, to perform on its behalf and at its expense any and all of its obligations under this Deed.

12.2      The Pledgor and the Collateral Agent hereby in accordance with Article 3:68 NCC agree that the Collateral Agent shall also be authorized to represent the Pledgor under the said power of attorney in case of a conflict of interests between the interest of the Pledgor and the Collateral Agent.

13.       Severability

To the extent possible under applicable law, in the event a provision hereof were to be ruled at any time by any applicable authority or court to be invalid or null and void or unenforceable, such invalidity or nullity or unenforceability shall not affect the validity or enforceability of the other provisions hereof and the parties hereto shall agree on a new provision consistent with the purposes of the invalid or unenforceable provision of this Deed.

14.       Termination: Release

14.1      Article 12.2 of the US Security Agreement shall apply to this Deed and the rights of pledge created hereunder, other than as provided in Articles 14.2 and 14.3 of this Deed.

14.2      It is expressly agreed that the Collateral Agent (upon the direction of the Required Secured Creditors (as defined in the US Security Agreement, under clause (iii) of such definition only for purposes of this Deed), unless such direction is not required pursuant to the US Pledge Agreement) will be entitled to terminate the rights of pledge created in this Deed in whole or in part by notice (opzegging) to the Pledgor, with a copy to the other parties of this Deed.

14.3      The parties to this Deed agree that, upon termination of the rights of pledge by notice pursuant to Article 14.2 of this Deed, the rights and obligations under this Deed can be terminated in whole or in part by the Collateral Agent (acting upon the direction of the Required Secured Creditors (as defined in the US Security Agreement, under clause (iii) of such definition only for purposes of this Deed), unless such direction is not required pursuant to the US Pledge Agreement) and the Pledgor by means of a private deed (onderhandse akte).

15.       Headings descriptive

The headings in this Deed are for purposes of reference only and shall not limit or define the meaning hereof.

16.       Applicable law and jurisdiction

16.1      This Deed and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed and the rights of pledge created hereby shall be governed by and construed in accordance with the laws of the Netherlands.

16.2      Each of the parties hereto irrevocably agrees that all disputes arising out of this Deed shall be submitted in first instance to the competent court at Amsterdam, the Netherlands. Nothing in the preceding sentence shall limit the Collateral Agent’s right to bring proceedings against the Pledgor in any other court of competent jurisdiction.

17.       Acknowledgement

The person appearing acting on behalf of the Company, declared that (i) the Company acknowledges the right of pledge created by this Deed on the Shares and that the Company will cause such right of pledge to be recorded in its shareholders’ register without delay, and (ii) the Company has received notice of the right of pledge to the extent consisting of claims against the Company in accordance with Article 3:236 (2) and Article 3:94 (1) of the NCC.

18.       Acquisition

The Total Shares were acquired by RPP USA by virtue of a deed of transfer, executed before R.J.C. van Helden, civil law notary in Amsterdam, the Netherlands, on the fourteenth day of November two thousand.

19.       Civil Law Notary

The civil law notary who executes this Deed is a civil law notary holding office with Allen & Overy LLP, the Collateral Agent’s legal adviser. The Pledgor, the Collateral Agent and the Company hereby acknowledge that they have been informed of the existence of the Ordinance Containing Rules of Professional Conduct and Ethics (Verordening beroeps- en gedragsregels) of the Royal Professional Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie) and explicitly agree and acknowledge (i) that Allen & Overy LLP may advise and act on behalf of the Collateral Agent with respect to this Deed, and any agreements or any disputes related to or resulting from this Deed, and (ii) that the civil law notary holding office with Allen & Overy LLP executes this Deed.

Close.

The persons appearing are known to me, civil law notary.

This deed was executed in Amsterdam, the Netherlands, on the date first above written. Before reading out, a concise summary and an explanation of the contents of this deed were given to the persons appearing. The persons appearing then declared that they had taken note of and agreed to the contents of this deed and did not want the complete deed to be read to them. Thereupon, after limited reading, this deed was signed by the persons appearing and by me, civil law notary.

(Signed by: M.J.O. Moerdijk; M.W. Galjaart; Chr.M. Stokkermans)

FOR TRUE COPY: